UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        March 2, 2007 (January 18, 2005)
                Date of Report (Date of earliest event reported)


                        Ameri-First Financial Group, Inc.
      (Exact name of the small business issuer as specified in its charter)


                                    DELAWARE
         (State or other Jurisdiction of Incorporation or Organization)


      0000-28453                                                75-2610236
(Commission File Number)                                (IRS Employer ID Number)


                       211 West Wall, Midland, Texas 79701
               (Address of principal executive offices)(Zip Code)


                                 (432) 682-1761
              (Registrant's telephone number, including area code)


              (Former name, former address and former fiscal year,
                         if changed since last report)

[ ] Written Communication pursuant to rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange Act (17
    CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On January 18, 2005, Ameri-First Financial Group, Inc. (the Company) engaged LBB & Associates, LTD, LLP ("LBB") as its independent public accountants, to review the Company's interim financial statements beginning with fiscal quarter ended March 2002 and to audit the Company's financial statements beginning with fiscal year ending 2002. The appointment of LBB as its independent public accountants was approved by the Company's Board of Directors. Effective with the appointment of LBB, the Company amicably concluded its relationship with its prior accountants, Malone & Bailey, PLLC ("Malone").

Although the charge in the Company's auditors was approved by the Company and LBB was engaged at the time, prior management did not timely file the required 8-K to report such charge.

Prior to the appointment of LLB, the Company did not consult with LLB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

There were no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused Malone to make reference in any report to such disagreements, and, in fact, issued no reports on the Company's financial statements and performed no review or audit of statements for the Company.

Malone's reports on the company's financial statements contained no adverse opinion or disclaimer and were not modified as to audit scope or accounting principles.

We have provided Malone with a copy of this disclosure and requested that it furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements. (A copy of the letter addressed to the Commission is filed as Exhibit 16 to this report on From 8-K.)

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from Malone & Bailey, PLLC, CPAs dated March 3, 2007 regarding 8-K disclosure.

                                   STATEMENTS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameri-First Financial Group, Inc.

March 2, 2007


/s/ Glenn A. Little
------------------------------
By: Glenn A. Little
President